UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

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Rocky Mountain Chocolate Factory, Inc. issued the following press release on September 20, 2021:

Rocky Mountain Chocolate Factory Addresses AB Value’s Misleading Claims in Letter to Stockholders

Letter Informs Stockholders That AB Value Has Rejected Multiple Generous Settlement Proposals to Instead Continue Unnecessary Public Contest at Stockholders’ Expense

Board’s Skilled and Experienced Nominees Possess the Right Expertise to Support Company’s Refreshed Growth Strategy

Urges All Stockholders to Vote “FOR” ALL of the Company’s Nominees TODAY on the WHITE Proxy Card

DURANGO, CO – September 20, 2021 – Rocky Mountain Chocolate Factory, Inc. (NASDAQ:RMCF) (the "Company" or “RMCF”), one of North America’s largest retailers, franchisers and manufacturers of premium, handcrafted chocolates and confections, today announced that its Board of Directors has sent a letter to stockholders addressing the misleading claims presented by AB Value Management LLC (“AB Value”). The Board’s letter reiterated its view that its nominees possess the right skills and experience to support the Company’s refreshed growth strategy to drive value for all stockholders.

The RMCF Board urges stockholders to protect the value of their investment by voting FOR all of the Company’s nominees on the WHITE proxy card ahead of the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”), currently scheduled for October 6, 2021.

The full text of the letter is copied below:

September 20, 2021

Dear fellow Rocky Mountain Chocolate Factory stockholders,

Thank you for your ongoing support of Rocky Mountain Chocolate Factory (“RMCF” or the “Company”). It is our privilege to serve you as Board members, where we are guided every day by our shared commitment to support the Company’s growth and enhance long-term value for ALL of our Company’s stockholders.

We are pleased to report that that the Company continues to take decisive action to execute its refreshed strategy focused on long-term growth, innovation and delighting customers with premium handmade chocolates and confections. We are navigating the ongoing challenges caused by the pandemic with discipline and focus. Our balance sheet is healthy, our business is delivering strong free cash flow and sales at our stores continue to improve, with most locations operating at or above pre-pandemic revenues.

This an exciting time at RMCF and we are well positioned for long-term growth as we transform our business. We are confident that you, our valued stockholders, will benefit from all that the Board and management are working to accomplish.

As sitting RMCF Board members, we strongly recommend that you vote FOR all Board members nominated by the Company for election at the upcoming Annual Meeting of Stockholders (the “Annual Meeting”), on October 6, 2021.

VOTE THE WHITE PROXY CARD TODAY FOR ALL

OF RMCF’S STRONG DIRECTOR NOMINEES

As you may know, one of the Company’s stockholders, AB Value Management LLC (“AB Value”) has nominated five candidates for election to the Board. We are disappointed that AB Value has chosen the route of a distracting and expensive contest instead of productive and reasonable engagement.

We are especially concerned that AB Value has refused multiple generous settlement proposals over the last several weeks. It is the view of your Board that this is not how responsible Board members, with a fiduciary duty to you and your best interest, should behave. AB Value’s obstinance is costing stockholders. You deserve better.

DO NOT BE MISLED BY AB VALUE’S INACCURATE CLAIMS AND SLANTED INFORMATION

Your Board remains steadfast in our commitment to act in the best interest of ALL stockholders. We feel a duty to inform stockholders of what we believe are misleading claims, inaccurate representations and slanted information in AB Value’s public statements.

●

AB Value claims that the Company has not negotiated in good faith. This is false. RMCF’s Board has engaged in substantial, good-faith dialogue with AB Value for more than two years. We have made every reasonable effort to avoid a disruptive and unnecessary proxy contest. In fact, the Special Committee of the RMCF Board has offered multiple generous settlement proposals in recent weeks, including an offer to cover a substantial portion of the costs AB Value has incurred in its campaign. Yet AB Value continues to refuse to substantively engage with these proposals. AB Value’s most recent settlement offer sought majority control of the Board, an unworkable proposition, especially considering the lack of any long-term strategy or any control premium proposed. This is not in stockholders’ best interest.

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AB Value claims the Company has rushed its Board nomination process. This is false. The Board has undertaken a thorough and diligent process to identify several new, highly qualified independent directors. The Board formed a Special Committee specifically to oversee this process and engaged a respected, independent search firm to conduct a nationwide search. Also, at the request of AB Value, the Special Committee seriously considered two of its candidates, Mark Riegel and Sandra Taylor, and Mr. Riegel was among the finalists considered. Ultimately, the Special Committee recommended, and the Board selected, two nominees that we believed to be more qualified and better suited to the Board’s long-term needs.

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AB Value claims the Company’s Board nominees are not qualified. This is false. The Board’s nominees bring a broad, diverse and relevant skill set to the Board, specifically suited to support the Company’s refreshed growth and transformation strategy. The Company’s Board nominees have diverse perspectives, public company experience and strong backgrounds in e-commerce, product innovation, supply chain management, franchising, digital marketing and corporate strategy. Our two new director candidates, Elisabeth Charles and Gabriel Arreaga, will help accelerate the growth-oriented strategy, digital-centered expansion opportunities and customer-centric approach that we believe can deliver meaningful value to stockholders.

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AB Value suggests that the RMCF slate of nominees lacks insight from stockholders. This is false. The Board nominated a nominee from large and constructive stockholder Global Value Investment Corp. (GVIC), Jeffrey R. Geygan, to its slate of director nominees because it believes that Mr. Geygan’s experience will be helpful to the Company. The Board values perspective and ideas from all stockholders.

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AB Value claims it is acting in the best interest of all RMCF stockholders. This is false. Stockholders deserve better than an antagonistic public campaign that is unnecessarily expensive, distracting and counterproductive. AB Value’s underlying objective – to gain attention and public credit – has come at great cost to our stockholders. AB Value’s repeated dismissal of generous settlement proposals show, in our collective view, an action driven by self-interest and not stockholders’ best interest.

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AB Value claims that the RMCF Board has “changed its opinion of Mr. Berger” as a director. This is correct, and with good reason. Mr. Berger has been a sitting director of RMCF since January 2020 and has had numerous opportunities since joining the Board to offer constructive input. Yet he has failed to offer any ideas or proposals regarding the Company’s strategy. Stockholders should ask why that might be. In addition, we believe that Mr. Berger’s track record at Cosi, Inc. should give stockholders serious concerns. At Cosi, Mr. Berger took control of the company, appointed himself as chief executive despite his lack of relevant expertise or industry experience and oversaw the closure of dozens of locations and a bankruptcy filing, the company’s second in five years.

VOTE THE WHITE PROXY CARD TODAY FOR ALL OF THE BOARD’S NOMINEES

I am confident that the slate of directors nominated by the Company will constitute a diverse and skilled Board, committed to supporting the Company’s transformation strategy. We are eager to continue building on this Company’s 40-year legacy to serve you, our valued stockholders. Thank you for your investment in Rocky Mountain Chocolate Factory.

Sincerely,

/s/ Rahul Mewawalla

Rahul Mewawalla

Chairperson of the RMCF Board of Directors

Your vote is important, no matter how many shares you own.

If you have any questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
(888) 658-5755 (Toll Free)

Please refer to the enclosed WHITE proxy card for information on how to vote by telephone or by Internet, or simply complete, sign and date the WHITE proxy card and return it TODAY in the postage-paid envelope provided.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. The Company, its subsidiaries and its franchisees and licensees operate more than 300 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores across the United States, South Korea, Qatar, the Republic of Panama, and The Republic of the Philippines. The Company's common stock is listed on the Nasdaq Global Market under the symbol "RMCF."

Important Additional Information and Where to Find It

This communication relates to the 2021 Annual Meeting of Stockholders (the “Annual Meeting”). In connection with the Annual Meeting, Rocky Mountain Chocolate Factory, Inc. (the “Company” or “RMCF”) filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the Securities and Exchange Commission (the "SEC") on September 9, 2021 in connection with the solicitation of proxies from stockholders for the Annual Meeting. The definitive proxy statement and a form of WHITE proxy were first mailed or otherwise furnished to the stockholders of the Company on September 9, 2021. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY'S DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS TO BE FILED AS SUPPLEMENTED ON SEPTEMBER 20, 2021 WITH THE SEC IN CONNECTION WITH THE ANNUAL MEETING OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT, IF ANY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. This communication is not a substitute for the definitive proxy statement or any other document that may be filed by the Company with the SEC. Investors and stockholders may obtain a copy of the documents free of charge at the SEC's website at www.sec.gov, and in the "SEC Filings" section of the of the Company's Investor Relations website at www.rmcf.com/Investor-Relations.aspx or by contacting the Company's Investor Relations department at (970) 375-5678, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. In addition, the documents (when available) may be obtained free of charge by directing a request by mail or telephone to: Rocky Mountain Chocolate Factory, Inc., 265 Turner Drive, Durango, Colorado 81303, Attn: Secretary, (970) 259-0554.

Certain Information Regarding Participants to the Solicitation

The Company, its directors and certain of its directors, director nominees, executive officers and members of management and employees of the Company and agents retained by the Company are participants in the solicitation of proxies from stockholders in connection with matters to be considered at the Annual Meeting. Information regarding the Company's directors, director nominees and executive officers, and their beneficial ownership of the Company’s common stock is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2021, filed with the SEC on June 1, 2021, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on June 28, 2021, and in the definitive proxy statement. Changes to the direct or indirect interests of the Company's directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership on Form 5. These documents are available free of charge as described above.

Forward-Looking Statements

This press release includes statements of the Company's expectations, intentions, plans and beliefs that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The nature of the Company's operations and the environment in which it operates subjects it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this press release may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," or similar expressions. Factors which could cause results to differ include, but are not limited to: the impact of the COVID-19 pandemic and global economic conditions on the Company's business, including, among other things, online sales, factory sales, retail sales and royalty and marketing fees, the Company's liquidity, the Company's cost cutting and capital preservation measures, achievement of the anticipated potential benefits of the strategic alliance with Edible Arrangements®, LLC and its affiliates ("Edible"), the ability to provide products to Edible under the strategic alliance, Edible's ability to increase the Company's online sales, changes in the confectionery business environment, seasonality, consumer interest in the Company's products, general economic conditions, the success of the Company's frozen yogurt business, receptiveness of the Company's products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of the Company's co-branding strategy, the success of international expansion efforts and the effect of government regulations. Government regulations which the Company and its franchisees and licensees either are, or may be, subject to and which could cause results to differ from forward-looking statements include, but are not limited to: local, state and federal laws regarding health, sanitation, safety, building and fire codes, franchising, licensing, employment, manufacturing, packaging and distribution of food products and motor carriers. For a detailed discussion of the risks and uncertainties that may cause the Company's actual results to differ from the forward-looking statements contained herein, please see the "Risk Factors" contained in Item 1A. of the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2021, as amended. Additional factors that might cause such differences include, but are not limited to: the length and severity of the current COVID-19 pandemic and its effect on among other things, factory sales, retail sales, royalty and marketing fees and operations, the effect of any governmental action or mandated employer-paid benefits in response to the COVID-19 pandemic, and the Company's ability to manage costs and reduce expenditures and the availability of additional financing if and when required. These forward-looking statements apply only as of the date hereof. As such they should not be unduly relied upon for more current circumstances. Except as required by law, the Company undertakes no obligation to release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of this press release or those that might reflect the occurrence of unanticipated events.

Media Contacts:

Dan Scorpio / Jake Yanulis

Abernathy MacGregor

amg-rmcf@abmac.com

(212) 371-5999

Investor Contact:

William P. Fiske

Georgeson LLC

(212) 440-9128